Exhibit 10.17

SECURED ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE

$265,000

March 7, 2019

FOR VALUE RECEIVED, the undersigned, Jensyn Acquisition Corp., a Delaware corporation with offices located at 800 West Main Street, Suite 204, Freehold, New Jersey 07728 (the “Maker”), promises to pay to the order of Riverside Merchant Partners LLC, with an address at 1581 Franklin Avenue, Garden City, New York 11530 (hereinafter the “Payee”), at the above address or at any other location designated in writing by the Payee, the principal amount of TWO HUNDRED AND SIXTY-FIVE THOUSAND DOLLARS ($265,000) (the “Principal Amount), together with accrued but unpaid interest thereon, by the Maturity Date (as defined below) or as otherwise set forth in this Secured Original Issue Discount Promissory Note (the “Note”). The purchase price of the Note payable by the Payee to the Maker shall be $248,000. The Principal Amount and accrued but unpaid interest thereon is payable in the manner and at the times set forth in this Note.

1. Interest shall accrue on the outstanding Principal Amount of this Note at a rate of six percent (6%) per annum.

2. The entire Principal Amount of this Note and all accrued and unpaid interest thereon shall become immediately due and payable upon the earliest of (a) the consummation by the Maker of a Business Combination (as defined in the Amended and Restated Certificate of Incorporation of the Maker), (b) the termination of that certain Share Exchange Agreement dated as of even date herewith among the Maker, Peck Electric Co. (“Peck”) and the stockholders of Peck (the “Exchange Agreement”) pursuant to Section 8.1(a), 8.1(c), 8.1(d) or 8.1(e) of the Exchange Agreement, (c) the failure of the Maker to duly file with the Securities and Exchange Commission by no later than April 30, 2019 (the “Proxy Statement Deadline”) a proxy statement (the “Proxy Statement”) in material compliance with Section 14 of the Securities Exchange Act, as amended, and the rules promulgated thereunder; provided, however, that in the event that the audit of Peck’s financial statements as of and for the year ended December 31, 2018 is not completed by March 31, 2019, then the Proxy Statement Deadline will be extended by one (1) day for each day after March 31, 2019 that it takes to complete such audit (such completion to be evidenced by the issuance of an audit report by Peck’s independent registered public accounting firm) or (d) June 15, 2019 (such earliest date, the “Maturity Date”); provided, however, that the June 15, 2019 Maturity Date shall be extended to July 2, 2019 if during the five (5) days prior to June 15, 2019 the Maker can demonstrate to Payee by the delivery of a transaction timetable prepared in good faith that the Business Combination contemplated by the Proxy Statement is reasonably likely to be consummated on or prior to July 2, 2019.

3. An “Event of Default” under this Note means any of the following events (whether voluntary or involuntary): (i) the failure of the Maker to pay the Principal Amount, accrued but unpaid interest and any other amounts required under this Note, (ii) the failure of the Maker to perform, keep or observe any of its other covenants, agreements or obligations set forth herein or in any other Transaction Document (as defined below) to which it is a party, (iii) an assignment by the Maker for the benefit of creditors, (iv) the Maker is subject to any bankruptcy proceeding against it that remains undismissed for a period of sixty (60) days, (v) the Maker files a voluntary petition of bankruptcy, (vi) the dissolution or liquidation of Maker or (vii) any representation or warranty of the Maker made in this Note or any other Transaction Document to which it is a party shall be untrue or incorrect in any material respect. Upon the occurrence of an Event of Default, then, at the option of the Payee, (i) the entire unpaid Principal Amount of this Note and all accrued, unpaid interest thereon shall become immediately due and payable, at the option of the Maker, in cash in lawful money of the United States or 115,000 Sponsor Shares (as defined below), and (ii) Payee’s costs of enforcement and collection of the Note, including, without limitation, Payee’s reasonable attorneys’ fees as provided herein and at law or equity, shall become immediately due and payable in cash in lawful money of the United States. The failure of the Payee to exercise this option to accelerate payment of the amount due under this Note shall not constitute a waiver of the Payee’s right to exercise the acceleration provision in the event of any subsequent Event of Default under this Note. For purposes hereof, “Transaction Document” means this (i) Note, (ii) the Stock Pledge Agreement (as defined below), (iii) that certain letter agreement, dated the date hereof, between the Payee and certain insiders of the Maker, (iv) the Voting Agreement, dated the date hereof, among the Payee, the Maker and certain insiders of the Maker and (v) any other documents executed in connection herewith or therewith.

4. The Maker shall pay (i) the entire Principal Amount and all accrued and unpaid interest thereon, at the option of the Maker, in cash in lawful money of the United States or by the delivery of 115,000 Sponsor Shares (as defined below) in accordance with such instructions as provided by the Payee and (ii) any other amounts due under this Note in cash.

5. [Reserved].

6. The Payee hereby waives all rights, title, interest or claim of any kind against the Maker to collect from the Trust Account (as defined in the Exchange Agreement) any amount that may be owed to it under this Note.

7. The Maker shall pay all of the Payee’s reasonable expenses incurred to enforce or collect any of the Maker’s obligations hereunder, including, without limitation, attorneys’ fees and experts’ fees and expenses, whether incurred without the commencement of a suit, in any trial, or in any appellate or bankruptcy proceeding.

8. The Maker shall have the right to prepay at any time part or all of the outstanding Principal Amount, accrued but unpaid interest and any other amounts due under this Note without premium or penalty upon ten (10) days’ written notice to the Payee. No partial prepayment shall affect the obligation of the Maker to make any payment of Principal Amount and accrued but unpaid interest thereon and any other amounts due under this Note on the due dates specified herein.

2

9. Except as otherwise provided herein, the Maker hereby waives presentment, demand for payment, notice of dishonor, and any or all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note, and assents to extension of the time of payment, release or forbearance as determined by the Payee, without notice. All of the Payee’s rights and remedies, whether established hereby or by any other agreements, instruments or documents or by law, shall be cumulative and may be exercised singly or concurrently. The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

10. This Note may not be amended or modified in any manner except in a writing executed by the Maker and the Payee. No failure or delay on the part of the Payee in exercising any right, power or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any further exercise.

11. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation and enforcement of this Note shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or that such New York Courts are an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

12. Any and all notices, service of process or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Note shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via email attachment at the email address set forth below at or prior to 5:30 p.m. (Eastern Time) on a business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via email attachment at the email address set forth below on a day that is not a business day or later than 5:30 p.m. (Eastern Time) on any business day, (iii) the second (2nd) business day following the date of mailing, if sent by a U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be:

3

If to the Payee, at:

Riverside Merchant Partners LLC

1581 Franklin Avenue

Garden City, New York 11530

Attn: David Bocchi

Email: db@riversidemp.com

If to the Maker, at:

Jensyn Acquisition Corp.

800 West Main Street, Suite 204

Freehold, NJ 07728

Attn: Jeffrey J. Raymond, President

Email: jeff.raymond@jensyn.com

or such other email address or address as may be given by the parties in accordance with the notice provisions hereof.

13. Subject to applicable securities laws, this Note and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Payee and the Maker, provided that the Maker can not assign this Note or delegate any of its duties hereunder without the consent of the Payee.

14. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

15. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

16. The obligations of the Maker under this Note are secured by certain shares of common stock of the Maker held or controlled by insiders of the Maker (the “Sponsor Shares”) pursuant to the Stock Pledge and Escrow Agreement, dated as of March 7, 2019, between the Maker, the Payee and the escrow agent thereto (the “Stock Pledge Agreement”).

4

IN WITNESS WHEREOF, the Maker and the Payee have duly executed this Note as of the date set forth above.

MAKER

Jensyn Acquisition Corp.

By:	/s/ Jeffrey J. Raymond
Name:	Jeffrey J. Raymond
Title:	President

PAYEE

Riverside Merchant Partners LLC

By:	/s/ Matthew Kern
Name:	Matthew Kern
Title:	Chief Financial Officer

5